UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 15, 2009

1st Pacific Bancorp
__________________________________________
(Exact name of registrant as specified in its charter)

California	001-33890	20-5738252
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9333 Genesee Avenue, Suite 300, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-875-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2009, the board of directors of 1st Pacific Bancorp (the "Company") appointed Marshall V. Laitsch to the Company’s board of directors and issued a press release announcing the same. Mr. Laitsch has served as an executive in the banking and financial services industry for 35 years for a variety of service providers, including Placer Sierra Bank, Sunwest Bank, Pacific Century Bank N.A. and Union Bank of California.
Mr. Laitsch is 60 years old and is expected to serve on the Loan Committee. As with other non-employee members of the Company’s board of directors, Mr. Laitsch will receive a stipend of $1,800 per month for his services. He has also been awarded a non-qualified stock option to purchase 10,000 shares of the common stock of the Company, which will vest over 3 years.
Additional information about Mr. Laitsch can be found in the press release that is included as Exhibit 99.1 to this filing. The Company expressly disclaims any obligation to update this press release and cautions that it is only accurate on the date it was presented. The inclusion of any data or statements in this press release does not signify that the information is considered material.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
99.1 Press release announcing the appointment of Marshall V. Laitsch to the board of directors dated January 15, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st Pacific Bancorp

January 15, 2009	By:	/s/ James H. Burgess

Name: James H. Burgess
Title: Executive Vice President, Chief Financial Officer, Principal Accounting Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release announcing the appointment of Marshall V. Laitsch to the board of directors dated January 15, 2009.